Exhibit 10.5

MARVELL TECHNOLOGY GROUP LTD.
2000 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

Original Application

EMPLOYEE ID# (PAYROLL FILE#)

Enrollment Date:

1.	I,		, hereby elect to participate in the Marvell Technology Group Ltd.
Please Print Name

2000 Employee Stock Purchase Plan (the “Stock Purchase Plan”) and subscribe to purchase shares of the Company’s Common Stock (“Common Stock”) in accordance with this Subscription Agreement and the Stock Purchase Plan. Terms not otherwise defined herein have the same meaning attributed to them in the Stock Purchase Plan.

2.               I hereby authorize payroll deductions from each paycheck in the amount of           % (maximum 15%, in whole numbers only) of my gross pay (i.e. calculated before any deductions or withholdings) on each payday during the Offering Period in accordance with the Stock Purchase Plan. (No fractional percentages are permitted.) Such deductions are to continue for succeeding Offering Periods until I give written instructions for a change in or termination of such deductions.

3.               I understand that said payroll deductions should be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Stock Purchase Plan. I further understand that, except as otherwise set forth in the Stock Purchase Plan, shares will be purchased for me automatically on each Purchase Date of the Offering Period unless I otherwise withdraw from the Stock Purchase Plan by giving written notice to the Company for such purpose at least 15 days before the Purchase Date. I understand that I may withdraw from the Stock Purchase Plan and have payroll deductions refunded (without interest) promptly at any time during the Offering Period as long as written notice of my withdrawal is provided to the Administrator, in required form, at least 15 days before the Purchase Date.

4.               I have received a copy of the complete Marvell Technology Group Ltd. Employee Stock Purchase Plan. I have also received a copy of the complete Marvell Technology Group Ltd. Employee Stock Purchase Plan Prospectus.   I understand that my participation in the Stock Purchase Plan is in all respects subject to the terms of the Plan.

5.               I understand that shares purchased for me under the Stock Purchase Plan will be automatically deposited in my account with the Company designated broker.  I understand that if I choose to dispose of, or transfer from that account, any shares received by me pursuant to the Stock Purchase Plan within 2 years after the Offering Date (the first day of the offering period during which I purchased such shares) or within one year after the date on which such shares were transferred to me, this disposition of the shares will be reported by the Company as a Disqualifying Disposition.  In the case of a Disqualifying Disposition, I will be treated for US federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were transferred to me over the price which I paid for the shares, and that those taxes may be withheld by the Company from the regular paycheck following notification of the disposal of the shares. However, if I dispose of or transfer such shares at any time after the expiration of the two-year and one-year holding periods outlined above, I understand that any further disposition of these shares will be treated as a Qualifying Disposition and is not a reportable event to the Company.  In the case of a Qualifying Disposition, I will be treated for federal income tax purposes as having received, in addition to any capital gain or loss on the disposition,

EMPLOYEE ID# (PAYROLL FILE#)

ordinary income at the time of such disposition to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price I paid for the shares, or (2) 15% of the fair market value of the shares on the Offering Date.

6.               I hereby agree to be bound by the terms of the Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Stock Purchase Plan.

7.               In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Stock Purchase Plan:

NAME: (Please print)	* Relationship:

ADDRESS:

* Spouse’s Signature
(Required only if Beneficiary is other than Spouse.)

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Date: (mm/dd/yyyy)	Employee Date of Birth (mm/dd/yyyy)

U.S. Employee Security Number*

Employee Signature

Mail to:

Marvell Technology Group Ltd.
Attn: Stock Administration  M/S 5-104

5488 Marvell Lane

Santa Clara, CA  95054
Fax to:

Fax:  408-222-9300

* Non-United States Residents may enter “N/A” here for not applicable.

For Office Use Only

Confirmed (via email):	Updated EQ:	Payroll Notified: